Exhibit 99.2
AMENDMENT NO. 1
TO THE
EQUITY INCENTIVE AWARD PLAN FOR
DIRECTORS OF REYNOLDS AMERICAN INC.
(Amended and Restated Effective July 12, 2007)
     THIS AMENDMENT NO. 1 (“Amendment No. 1”) to the Equity Incentive Award Plan for Directors of Reynolds American Inc. (Amended and Restated Effective July 12, 2007) (the “EIAP”), is dated as of the 26th day of September, 2007.
     WHEREAS, the Board of Directors of Reynolds American Inc. desires to amend the definition of “Eligible Director” set forth in the EIAP.
     NOW, THEREFORE, the EIAP shall be amended as follows:
1.	Pursuant to Section 8.1 of the EIAP, Section 1.10 hereby is deleted and replaced in its entirety by the following language:

“ ‘Eligible Director’ shall mean a Director who qualifies as “independent” in accordance with Rule 303A.02 of the New York Stock Exchange listing standards, as such rule may be amended, supplemented or replaced from time to time; provided, however, that the Non-Executive Chairman shall be an Eligible Director, and provided further, that no “Investor Director” who is not an “Independent Director,” as such terms are defined in the Governance Agreement (as defined in Section 8.3.(c)(i) of this Plan), shall be an Eligible Director.”

2.	Except as otherwise amended by this Amendment No. 1, the terms and provisions of the EIAP shall remain in full force and effect.

EXECUTED as of the 26th day of September, 2007.

REYNOLDS AMERICAN INC.

By:	/s/McDara P. Folan, III

McDara P. Folan, III SVP, Deputy General Counsel and Secretary